Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of September 26, 2010, and December 31, 2009, and for the three and nine months ended September 26, 2010, and September 27, 2009. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented, because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,371.9	$663.1	$–	$2,035.0

Costs and expenses
Cost of sales (excluding depreciation)	–	1,131.8	521.6	–	1,653.4
Depreciation and amortization	0.8	37.3	29.0	–	67.1
Selling, general and administrative	22.0	47.5	23.5	–	93.0
Business consolidation activities	0.7	0.7	(13.0)	–	(11.6)
Equity in results of subsidiaries	(226.0)	–	–	226.0	–
Intercompany license fees	(36.5)	33.9	2.6	–	–
	(239.0)	1,251.2	563.7	226.0	1,801.9

Earnings (loss) before interest and taxes	239.0	120.7	99.4	(226.0)	233.1
Interest expense	(30.7)	0.3	(5.8)	–	(36.2)
Earnings (loss) before taxes	208.3	121.0	93.6	(226.0)	196.9
Tax provision	17.7	(44.3)	(33.9)	–	(60.5)
Equity in results of affiliates	–	0.8	85.0	–	85.8
Net earnings (loss) from continuing operations	226.0	77.5	144.7	(226.0)	222.2
Discontinued operations, net of tax	1.5	4.6	(0.8)	–	5.3
Net earnings (loss)	227.5	82.1	143.9	(226.0)	227.5
Less net earnings attributable to noncontrolling interests	–	–	–	–	–
Net earnings (loss) attributable to Ball Corporation	$227.5	$82.1	$143.9	$(226.0)	$227.5

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended September 27, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,204.9	$607.4	$–	$1,812.3

Costs and expenses
Cost of sales (excluding depreciation)	–	1,008.8	462.8	–	1,471.6
Depreciation and amortization	0.9	31.4	27.6	–	59.9
Selling, general and administrative	15.0	40.0	28.2	–	83.2
Business consolidation activities	9.0	1.1	–	–	10.1
Equity in results of subsidiaries	(120.9)	–	–	120.9	–
Intercompany license fees	(9.8)	8.9	0.9	–	–
	(105.8)	1,090.2	519.5	120.9	1,624.8

Earnings (loss) before interest and taxes	105.8	114.7	87.9	(120.9)	187.5
Interest expense	(14.8)	(8.3)	(5.8)	–	(28.9)
Earnings (loss) before taxes	91.0	106.4	82.1	(120.9)	158.6
Tax provision	12.7	(43.1)	(24.7)	–	(55.1)
Equity in results of affiliates	–	0.3	5.2	–	5.5
Net earnings (loss) from continuing operations	103.7	63.6	62.6	(120.9)	109.0
Discontinued operations, net of tax	–	(1.8)	(3.4)	–	(5.2)
Net earnings (loss)	103.7	61.8	59.2	(120.9)	103.8
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$103.7	$61.8	$59.1	$(120.9)	$103.7

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Nine Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$3,903.9	$1,730.9	$–	$5,634.8

Costs and expenses
Cost of sales (excluding depreciation)	–	3,262.2	1,352.5	–	4,614.7
Depreciation and amortization	2.4	112.0	77.8	–	192.2
Selling, general and administrative	48.6	139.9	61.4	–	249.9
Business consolidation activities	3.8	(0.8)	(12.8)	–	(9.8)
Equity in results of subsidiaries	(383.5)	–	–	383.5	–
Intercompany license fees	(123.8)	117.7	6.1	–	–
	(452.5)	3,631.0	1,485.0	383.5	5,047.0

Earnings (loss) before interest and taxes	452.5	272.9	245.9	(383.5)	587.8
Interest expense	(102.4)	1.0	(13.4)	–	(114.8)
Earnings (loss) before taxes	350.1	273.9	232.5	(383.5)	473.0
Tax provision	25.4	(98.2)	(69.4)	–	(142.2)
Equity in results of affiliates	–	1.5	117.0	–	118.5
Net earnings (loss) from continuing operations	375.5	177.2	280.1	(383.5)	449.3
Discontinued operations, net of tax	0.3	(69.2)	(4.5)	–	(73.4)
Net earnings (loss)	375.8	108.0	275.6	(383.5)	375.9
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$375.8	$108.0	$275.5	$(383.5)	$375.8

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Nine Months Ended September 27, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$3,341.6	$1,641.2	$–	$4,982.8

Costs and expenses
Cost of sales (excluding depreciation)	–	2,784.4	1,297.6	–	4,082.0
Depreciation and amortization	2.6	93.2	78.5	–	174.3
Selling, general and administrative	41.1	122.9	61.1	–	225.1
Business consolidation activities	12.0	10.3	–	–	22.3
Gain on sale of investment	–	(34.8)	–	–	(34.8)
Equity in results of subsidiaries	(333.2)	–	–	333.2	–
Intercompany license fees	(34.3)	32.0	2.3	–	–
	(311.8)	3,008.0	1,439.5	333.2	4,468.9

Earnings (loss) before interest and taxes	311.8	333.6	201.7	(333.2)	513.9
Interest expense	(27.4)	(31.4)	(20.6)	–	(79.4)
Earnings (loss) before taxes	284.4	302.2	181.1	(333.2)	434.5
Tax provision	22.2	(115.1)	(38.8)	–	(131.7)
Equity in results of affiliates	–	1.2	6.8	–	8.0
Net earnings (loss) from continuing operations	306.6	188.3	149.1	(333.2)	310.8
Discontinued operations, net of tax	(0.1)	1.0	(4.8)	–	(3.9)
Net earnings (loss)	306.5	189.3	144.3	(333.2)	306.9
Less net earnings attributable to noncontrolling interests	–	–	(0.4)	–	(0.4)
Net earnings (loss) attributable to Ball Corporation	$306.5	$189.3	$143.9	$(333.2)	$306.5

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	September 26, 2010
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$6.3	$1.1	$161.3	$–	$168.7
Receivables, net	(1.1)	191.4	931.0	–	1,121.3
Inventories, net	–	617.9	281.0	–	898.9
Current derivative contracts	1.2	33.5	21.3	–	56.0
Deferred taxes and other current assets	5.2	81.0	27.0	–	113.2
Total current assets	11.6	924.9	1,421.6	–	2,358.1
Property, plant and equipment, net	26.3	879.8	1,090.0	–	1,996.1
Investment in subsidiaries	3,175.0	219.3	151.3	(3,545.6)	–
Goodwill	3.5	930.4	1,177.6	–	2,111.5
Noncurrent derivative contracts	–	22.1	59.7	–	81.8
Intangibles and other assets, net	183.5	132.0	116.1	––	431.6
Total Assets	$3,399.9	$3,108.5	$4,016.3	$(3,545.6)	$6,979.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$240.5	$0.1	$351.9	$–	$592.5
Accounts payable	39.3	428.1	344.0	–	811.4
Accrued employee costs	20.9	139.9	75.0	––	235.8
Current derivative contracts	–	29.4	19.6	–	49.0
Other current liabilities	(0.2)	149.3	97.5	–	246.6
Total current liabilities	300.5	746.8	888.0	–	1,935.3
Long-term debt	1,715.9	4.3	334.6	–	2,054.8
Intercompany borrowings	(402.7)	(83.7)	486.4	–	–
Employee benefit obligations	178.2	466.0	356.8	–	1,001.0
Noncurrent derivative contracts	–	20.2	5.7	–	25.9
Deferred taxes and other liabilities	2.2	32.2	187.3	–	221.7
Total liabilities	1,794.1	1,185.8	2,258.8	–	5,238.7

Shareholders’ equity
Convertible preferred stock	––	–	4.8	(4.8)	–
Preferred shareholders’ equity	––	–	4.8	(4.8)	–

Common stock	876.5	686.6	619.8	(1,306.4)	876.5
Retained earnings	2,745.3	1,433.9	877.6	(2,311.5)	2,745.3
Accumulated other comprehensive earnings (loss)	(88.2)	(197.8)	120.7	77.1	(88.2)
Treasury stock, at cost	(1,927.8)	–	–	––	(1,927.8)
Common shareholders’ equity	1,605.8	1,922.7	1,618.1	(3,540.8)	1,605.8
Total Ball Corporation shareholders’ equity	1,605.8	1,922.7	1,622.9	(3,545.6)	1,605.8
Noncontrolling interests	–	––	134.6	––	134.6
Total shareholders’ equity	1,605.8	1,922.7	1,757.5	(3,545.6)	1,740.4
Total Liabilities and Shareholders’ Equity	$3,399.9	$3,108.5	$4,016.3	$(3,545.6)	$6,979.1

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2009
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$111.3	$0.1	$99.2	$–	$210.6
Receivables, net	(0.1)	149.8	385.2	–	534.9
Inventories, net	–	606.5	274.7	–	881.2
Current derivative contracts	11.8	49.5	38.8	–	100.1
Deferred taxes and other current assets	9.7	89.5	19.9	–	119.1
Assets held for sale	–	399.0	17.3	–	416.3
Total current assets	132.7	1,294.4	835.1	–	2,262.2
Property, plant and equipment, net	22.2	921.2	808.1	–	1,751.5
Investment in subsidiaries	2,816.2	289.7	81.0	(3,186.9)	–
Goodwill	––	913.0	1,095.3	–	2,008.3
Noncurrent derivative contracts	–	32.4	48.2	–	80.6
Intangibles and other assets, net	126.2	127.7	131.8	––	385.7
Total Assets	$3,097.3	$3,578.4	$2,999.5	$(3,186.9)	$6,488.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$75.0	$1.8	$235.5	$–	$312.3
Accounts payable	21.5	316.2	244.1	–	581.8
Accrued employee costs	17.2	138.7	56.1	–	212.0
Current derivative contracts	0.3	59.3	23.6	–	83.2
Other current liabilities	22.8	99.7	65.3	–	187.8
Liabilities held for sale	1.6	51.4	0.1	–	53.1
Total current liabilities	138.4	667.1	624.7	–	1,430.2
Long-term debt	1,874.8	5.8	403.3	–	2,283.9
Intercompany borrowings	(645.0)	438.2	206.8	–	–
Employee benefit obligations	180.8	433.0	399.4	–	1,013.2
Noncurrent derivative contracts	–	32.4	15.6	–	48.0
Deferred taxes and other liabilities	(33.0)	61.0	102.0	–	130.0
Total liabilities	1,516.0	1,637.5	1,751.8	–	4,905.3

Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	––	––	4.8	(4.8)	–

Common stock	830.8	819.5	487.0	(1,306.5)	830.8
Retained earnings	2,397.1	1,325.8	602.1	(1,927.9)	2,397.1
Accumulated other comprehensive earnings (loss)	(63.8)	(204.4)	152.1	52.3	(63.8)
Treasury stock, at cost	(1,582.8)	–	–	–	(1,582.8)
Common shareholders’ equity	1,581.3	1,940.9	1,241.2	(3,182.1)	1,581.3
Total Ball Corporation shareholders’ equity	1,581.3	1,940.9	1,246.0	(3,186.9)	1,581.3
Noncontrolling interests	–	––	1.7	–	1.7
Total shareholders’ equity	1,581.3	1,940.9	1,247.7	(3,186.9)	1,583.0
Total Liabilities and Shareholders’ Equity	$3,097.3	$3,578.4	$2,999.5	$(3,186.9)	$6,488.3

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 26, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$375.8	$108.0	$275.6	$(383.5)	$375.9
Discontinued operations, net of tax	(0.3)	69.2	4.5	–	73.4
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation and amortization	2.4	112.0	77.8	–	192.2
Business consolidation activities	3.0	(1.4)	(13.0)	–	(11.4)
Gain and equity earnings related to acquisitions	–	(1.5)	(117.0)	–	(118.5)
Deferred taxes	(6.3)	(45.6)	0.7	––	(51.2)
Equity earnings of subsidiaries	(383.5)	––	–	383.5	–
Other, net	23.9	22.9	56.9	–	103.7
Working capital changes, net	(1.5)	137.0	(343.7)	–	(208.2)
Cash provided by (used in) continuing operating activities	13.5	400.6	(58.2)	–	355.9
Cash provided by (used in) discontinued operating activities	0.3	19.4	(4.2)	–	15.5
Total cash provided by (used in) operating activities	13.8	420.0	(62.4)	––	371.4

Cash flows from investing activities
Additions to property, plant and equipment	(7.6)	(56.3)	(67.2)	–	(131.1)
Acquisition of business	–	(25.0)	(35.0)	–	(60.0)
Acquisitions of equity affiliates	–	–	(63.8)	–	(63.8)
Proceeds from sale of business	–	280.0	–	–	280.0
Cash collateral, net	–	0.1	–	–	0.1
Investments in and advances to affiliates	242.5	(602.9)	360.4	–	––
Other, net	(6.8)	(2.4)	(1.0)	–	(10.2)
Cash provided by (used in) continuing investing activities	228.1	(406.5)	193.4	–	15.0
Cash provided by (used in) discontinued investing activities	–	(9.2)	–	–	(9.2)
Total cash provided by (used in) investing activities	228.1	(415.7)	193.4	–	5.8

Cash flows from financing activities
Long-term borrowings	1,045.2	0.6	153.5	–	1,199.3
Repayments of long-term borrowings	(1,056.6)	(3.9)	(209.6)	–	(1,270.1)
Change in short-term borrowings	15.5	–	(10.3)	–	5.2
Proceeds from issuances of common stock	35.0	–	–	–	35.0
Acquisitions of treasury stock	(353.0)	–	–	–	(353.0)
Common dividends	(27.2)	–	–	–	(27.2)
Other, net	(5.8)	–	–	–	(5.8)
Cash provided by (used in) financing activities	(346.9)	(3.3)	(66.4)	–	(416.6)

Effect of exchange rate changes on cash	–	–	(2.5)	–	(2.5)

Change in cash and cash equivalents	(105.0)	1.0	62.1	–	(41.9)
Cash and cash equivalents – beginning of period	111.3	0.1	99.2	–	210.6
Cash and cash equivalents – end of period	$6.3	$1.1	$161.3	$––	$168.7

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 27, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$306.5	$189.3	$144.3	$(333.2)	$306.9
Discontinued operations, net of tax	0.1	(1.0)	4.8	–	3.9
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation and amortization	2.6	93.2	78.5	–	174.3
Business consolidation activities	5.3	3.9	3.7	–	12.9
Gain on sale of investment	–	(34.8)	–	–	(34.8)
Deferred taxes	(6.0)	16.7	(25.3)	–	(14.6)
Equity earnings of subsidiaries	(333.2)	–	–	333.2	–
Other, net	24.8	(5.6)	(11.8)	–	7.4
Working capital changes, net	(62.0)	(32.6)	(416.4)	–	(511.0)
Cash provided by (used in) continuing operating activities	(61.9)	229.1	(222.2)	–	(55.0)
Cash provided by (used in) discontinued operating activities	(0.1)	65.3	(4.1)	–	61.1
Total cash provided by (used in) operating activities	(62.0)	294.4	(226.3)	–	6.1

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(50.8)	(65.2)	–	(117.0)
Cash collateral, net	–	(7.5)	93.2	–	85.7
Proceeds from sale of investment	–	37.0	–	–	37.0
Investments in and advances to affiliates	(273.1)	(252.8)	525.9	–	–
Other, net	(5.6)	5.0	(0.4)	–	(1.0)
Cash provided by (used in) continuing investing activities	(279.7)	(269.1)	553.5	–	4.7
Cash used in discontinued investing activities	–	(23.3)	0.7	–	(22.6)
Total cash provided by (used in) investing activities	(279.7)	(292.4)	554.2	–	(17.9)

Cash flows from financing activities
Long-term borrowings	1,111.7	–	171.5	–	1,283.2
Repayments of long-term borrowings	(490.1)	(1.9)	(386.2)	–	(878.2)
Change in short-term borrowings	–	–	(73.3)	–	(73.3)
Proceeds from issuances of common stock	24.4	–	–	–	24.4
Acquisitions of treasury stock	(22.2)	–	–	–	(22.2)
Common dividends	(28.1)	–	–	–	(28.1)
Other, net	(5.6)	–	–	–	(5.6)
Cash provided by (used in) financing activities	590.1	(1.9)	(288.0)	–	300.2

Effect of exchange rate changes on cash	–	–	2.3	–	2.3

Change in cash and cash equivalents	248.4	0.1	42.2	–	290.7
Cash and cash equivalents – beginning of period	90.2	(0.1)	37.3	–	127.4
Cash and cash equivalents – end of period	$338.6	$–	$79.5	$–	$418.1